Exhibit 10.16

EXECUTION VERSION

AMERICAN REALTY CAPITAL HOSPITALITY PORTFOLIO SMT, LLC
c/o American Realty Hospitality Trust, Inc.
405 Park Avenue
New York, NY 10022

October 15, 2015

Summit Hotel OP, LP
Each of the Sellers listed on Schedule 1
c/o Summit Hotel Properties, Inc.
12600 Hill Country Blvd, Suite R-100
Austin, Texas 78738

Reference is made to that certain Real Estate Purchase and Sale Agreement, dated June 2, 2015 (the “Original Agreement”), as amended (the “Agreement”), by and among the sellers listed on Schedule 1 thereto, Summit Hotel OP, LP and American Realty Capital Hospitality Portfolio SMT, LLC. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

Sellers and Purchaser desire to include certain additional terms, as well as modify certain provisions, within the Agreement, and have agreed to amend the Agreement to reflect such additions and modifications on the terms and conditions set forth in this Amendment.

Accordingly, we hereby agree with you as follows and the Agreement shall be deemed amended in accordance with Section 14.4 of the Original Agreement:

1.	Modification of Closing Statement and Closing Proration and Adjustment Provisions for First Pool Closing.

a.
Pursuant to Section 4.4 of the Original Agreement, Sellers have delivered the Closing Statement required for the First Pool Closing but such Closing Statement does not include all of the items to be prorated, adjusted or credited pursuant to the Agreement with respect to the First Pool Assets (including items that are known or could be known to the parties), and includes estimates of certain prorated items. Accordingly, to the extent that any items to be prorated, adjusted or credited pursuant to Section 4.4 of the Original Agreement were not included in such Closing Statement, and to the extent any prorated items have been estimated, such items shall be prorated, adjusted or credited (or re-prorated, re-adjusted or re-credited), following the First Pool Closing Date pursuant to this paragraph 1.

b.
Sellers and Purchaser have agreed that within 30 days following the First Pool Closing Date, Sellers shall prepare and deliver to Purchaser a revised schedule (the “Revised Adjustment Schedule”) of all of the items to be prorated, adjusted or credited pursuant to the Agreement with respect to the First Pool Assets.

c.
Purchaser may deliver written objection to the Revised Adjustment Schedule delivered by Sellers within 10 days after receipt thereof and thereafter the parties shall negotiate in good faith to resolve any disputes. The items to be to be prorated, adjusted or credited pursuant to the Agreement with respect to the First Pool Assets shall be prorated, adjusted or credited on the date that is three Business Days following the earlier of (i) the date that is 45 days following the First Pool Closing Date and (ii) the date (if any) that Purchaser and Sellers agree on the Revised Adjustment Schedule, and the prorations, adjustments and credits in respect thereof shall be paid to Sellers or Purchaser on or prior to such date.

d.
The adjustments and prorations made in connection with the Revised Adjustment Schedule shall be made in their respective full amounts as required by Section 4.4 of the Original Agreement to the extent that such items were not included (or were estimated) in the Closing Statement for the First Pool Closing, or to the extent actual items vary from their initial estimate. To the extent included in such Closing Statement, the applicable adjustments and prorations made in connection with the Revised Adjustment Schedule shall only be made to the extent necessary to reconcile any differences between such Closing Statement and the Revised Adjustment Schedule. Nothing contained in this letter agreement modifies the final adjustment procedure for general real estate and personal property Taxes as set forth in Article 4 of the Original Agreement.

e.
Sellers and Purchaser agree that notwithstanding Section 13.2 of the Original Agreement, Purchaser hereby assumes the vacation and sick pay accruals as of the Closing Date for the employees at the Hampton Inn & Suites hotel in El Paso, Texas, in exchange for a credit of 100% of such amount from Sellers, and such amount shall be determined and paid to Purchaser following the First Closing Date as part of the proration process described in this paragraph.

2.
No Other Amendments. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect in accordance with the terms and provisions thereof, including without limitation the provisions of Section 4.4 of the Original Agreement providing for delivery of a final Closing Statement with respect to the First Pool Closing no later than 350 days after the First Pool Closing Date, and any further prorations or adjustments to be made pursuant thereto. For clarity, this letter agreement only applies to the First Pool Closing.

Counterpart Originals. This letter agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same agreement.
Please confirm your agreement with the foregoing by signing and returning the enclosed execution counterpart of this letter.

Very truly yours,

AMERICAN REALTY CAPITAL PORTFOLIO
SMT, LLC

By: /s/ Paul C. Hughes
Name: Paul C. Hughes
Title: Authorized Signatory

AGREED AND ACCEPTED AS OF THE DATE
FIRST ABOVE WRITTEN:

SUMMIT HOTEL OP, LP
(Individually and in accordance with Section 14.20 of the Original Agreement on behalf of each Seller)

By: SUMMIT HOTEL GP, LLC, its general partner

By: SUMMIT HOTEL PROPERTIES, INC., its sole member

By: /s/ Christopher Eng
Name: Christopher Eng Title: Secretary

Schedule 1

Sellers/Hotels

State of COUNT OWNER Formation LOCATION
1 Summit Hospitality I, LLC Delaware Hampton Inn - Medford, OR
1 Summit Hotel OP, LP Delaware DoubleTree - Baton Rouge, LA
1 Summit Hospitality I, LLC Delaware Fairfield Inn & Suites - Baton Rouge, LA
1 Summit Hospitality I, LLC Delaware Springhill Suites - Baton Rouge, LA
1 Summit Hospitality I, LLC Delaware TownePlace Suites - Baton Rouge, LA
1 Summit Hotel OP, LP Delaware Hampton Inn & Suites - El Paso, TX
1 Summit Hotel OP, LP Delaware Hampton Inn - Ft. Wayne, IN
1 Summit Hospitality I, LLC Delaware Residence inn - Ft. Wayne, IN
1 Summit Hotel OP, LP Delaware Courtyard - Flagstaff, AZ
1 Summit Hotel OP, LP Delaware Springhill Suites - Flagstaff, AZ
1 Summit Hospitality I, LLC Delaware Fairfield Inn & Suites - Spokane, WA
1 Summit Hospitality I, LLC Delaware Fairfield Inn & Suites - Denver, CO
1 Summit Hotel OP, LP Delaware SpringHill Suites - Denver, CO
1 Summit Hospitality I, LLC Delaware Hampton Inn - Ft. Collins, CO
1 Summit Hospitality I, LLC Delaware Fairfield Inn & Suites - Bellevue, WA
1 Summit Hotel OP, LP Delaware Hilton Garden Inn - Ft. Collins, CO